Exhibit 99.1

Vivint Solar Reports First Quarter 2019 Results

LEHI, Utah, May 9, 2019 -- Vivint Solar, Inc. (NYSE: VSLR), today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Operating Highlights

Key operating and development highlights include:

•	MW Installed of approximately 46 MWs for the quarter. Total cumulative MWs installed were approximately 1,107 MWs.

•	Installations were 6,514 for the quarter. Cumulative installations were 161,112.

•	Estimated Gross Retained Value increased by approximately $54 million during the quarter and is approximately $2.1 billion. Estimated Gross Retained Value per Watt at quarter end was $2.04.

•	Cost per Watt was $3.46, an increase from $3.18 in the fourth quarter of 2018 and an increase from $3.22 in the first quarter of 2018.

•	Margin created was $45 million, a 29% increase from the first quarter of 2018. Unlevered NPV per Watt was $0.99.

Financing Activity

As of March 31, 2019, the company had $305 million in undrawn capacity in the aggregation facility, $30 million in undrawn capacity in the forward flow loan facility, and approximately 59 MWs of undeployed tax equity financing capacity.

Summary First Quarter 2019 Financial Results

$ amounts in millions, except per share data
	Three Months Ended Mar. 31,
	2019	2018	YoY
Revenue:
Customer agreements and incentives	$39.6	$31.1	up 27%
Solar energy system and product sales	29.8	37.1	down 20%
Total Revenue	69.4	68.3	up 2%
Cost of revenue:
Customer agreements and incentives	40.2	38.7	up 4%
Solar energy system and product sales	17.3	26.0	down 34%
Total cost of revenue	57.5	64.7	down 11%
Gross profit	11.9	3.5	up 239%
Loss from Operations	(41.2)	(28.1)	down 47%
Net loss attributable to common stockholders	$(26.2)	$(13.0)	down 102%
Net loss per share attributable to common stockholders	$(0.22)	$(0.11)	down 100%
Non-GAAP net loss per share	$(0.74)	$(0.53)	down 40%

Note: Totals may not sum due to rounding.

Guidance for the Second Quarter 2019

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding projected 2019 financial results.

For the second quarter of 2019, Vivint Solar expects:

•	MW Installed: 52 - 55 MWs

•	Cost per Watt: $3.32 - $3.40

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Thursday, May 9, 2019, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.833.235.7641 or 1.647.689.4162 for international callers. The conference ID is 977 3839. A listen-only webcast will be accessible on the investor relations page of the company’s website at investors.vivintsolar.com/. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings over time. Vivint Solar designs and installs solar energy systems for its customers and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG home batteries. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for Megawatts Installed and Cost per Watt, undeployed tax equity financing capacity, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, and estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth, product offering mix, and costs effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$213,474	$219,591
Accounts receivable, net	19,992	14,207
Inventories	11,532	13,257
Prepaid expenses and other current assets	29,294	31,201
Total current assets	274,292	278,256
Restricted cash and cash equivalents	75,010	71,305
Solar energy systems, net	1,590,888	1,938,874
Property and equipment, net	10,180	10,730
Other non-current assets, net	478,013	28,090
TOTAL ASSETS	$2,428,383	$2,327,255
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$38,937	$45,929
Distributions payable to non-controlling interests and redeemable non-controlling interests	6,591	7,846
Accrued compensation	21,121	25,520
Current portion of long-term debt	147,952	12,155
Current portion of deferred revenue	26,246	30,199
Current portion of finance lease obligation	769	1,921
Accrued and other current liabilities	49,658	42,860
Total current liabilities	291,274	166,430
Long-term debt, net of current portion	1,123,888	1,203,282
Deferred revenue, net of current portion	14,746	13,524
Finance lease obligation, net of current portion	874	505
Deferred tax liability, net	463,156	437,120
Other non-current liabilities	66,369	24,610
Total liabilities	1,960,307	1,845,471
Commitments and contingencies
Redeemable non-controlling interests	118,667	119,572
Stockholders’ equity:
Common stock	1,206	1,201
Additional paid-in capital	577,961	574,248
Accumulated other comprehensive loss	(11,870)	(7,223)
Accumulated deficit	(306,028)	(279,631)
Total stockholders’ equity	261,269	288,595
Non-controlling interests	88,140	73,617
Total equity	349,409	362,212
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,428,383	$2,327,255

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
Customer agreements and incentives	$39,603	$31,114
Solar energy system and product sales	29,768	37,136
Total revenue	69,371	68,250
Cost of revenue:
Cost of revenue—customer agreements and incentives	40,191	38,687
Cost of revenue—solar energy system and product sales	17,263	26,045
Total cost of revenue	57,454	64,732
Gross profit	11,917	3,518
Operating expenses:
Sales and marketing	29,634	11,125
Research and development	469	486
General and administrative	23,049	19,987
Total operating expenses	53,152	31,598
Loss from operations	(41,235)	(28,080)
Interest expense, net	19,127	16,922
Other expense (income), net	1,385	(2,261)
Loss before income taxes	(61,747)	(42,741)
Income tax expense	27,487	18,643
Net loss	(89,234)	(61,384)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(62,992)	(48,408)
Net loss attributable to common stockholders	$(26,242)	$(12,976)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.22)	$(0.11)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	120,307	115,155

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,234)	$(61,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,659	16,443
Deferred income taxes	27,727	18,969
Stock-based compensation	3,679	2,969
Loss on solar energy systems and property and equipment	1,233	570
Non-cash interest and other expense	1,645	2,007
Reduction in lease pass-through financing obligation	(695)	(687)
Losses (gains) on interest rate swaps	1,384	(2,262)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,785)	1,429
Inventories	1,725	6,807
Prepaid expenses and other current assets	2,746	11,746
Other non-current assets, net	(26,539)	385
Accounts payable	1,876	374
Accrued compensation	(4,068)	(2,351)
Deferred revenue	(2,731)	(9,083)
Accrued and other liabilities	(615)	(103)
Net cash used in operating activities	(69,993)	(14,171)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(64,526)	(72,208)
Payments for property and equipment	(291)	(40)
Proceeds from disposals of solar energy systems and property and equipment	649	775
Net cash used in investing activities	(64,168)	(71,473)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	84,368	42,771
Distributions paid to non-controlling interests and redeemable non-controlling interests	(9,013)	(18,122)
Proceeds from long-term debt	61,355	40,000
Payments on long-term debt	(5,593)	(7,748)
Proceeds from lease pass-through financing obligation	864	852
Principal payments on finance lease obligations	(271)	(1,015)
Proceeds from issuance of common stock	39	207
Net cash provided by financing activities	131,749	56,945
NET DECREASE IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	(2,412)	(28,699)
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	290,896	154,938
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$288,484	$126,239

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Installations	6,514	7,730	5,813
Megawatts installed	45.6	54.3	40.4

	As of
	March 31,	December 31,	March 31,
	2019	2018	2018
Cumulative installations	161,112	154,598	132,643
Cumulative megawatts installed	1,106.5	1,060.9	905.3
Estimated nominal contracted payments remaining (in millions)	$3,795.8	$3,638.1	$3,128.2
Estimated retained value under energy contracts (in millions)	$1,549.7	$1,517.0	$1,347.9
Estimated retained value of renewal (in millions)	$501.0	$479.7	$396.6
Estimated gross retained value (in millions)	$2,050.7	$1,996.7	$1,744.5
Estimated gross retained value per watt	$2.04	$2.06	$2.08

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of March 31, 2019, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contracts	$1,822.0	$1,549.7	$1,335.2
Estimated retained value of renewal	774.4	501.0	329.7
Total estimated gross retained value	$2,596.4	$2,050.7	$1,664.9

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net loss attributable to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.74) for the three months ended March 31, 2019.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	March 31, 2019		March 31, 2018
	Net Loss	EPS	Net Loss	EPS
Net loss attributable to common stockholders	$(26,242)	$(0.22)	$(12,976)	$(0.11)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(62,992)	(0.52)	(48,408)	(0.42)
Non-GAAP net loss	$(89,234)	$(0.74)	$(61,384)	$(0.53)
Weighted-average shares used in computing net loss per share		120,307		115,155

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Estimated Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Estimated Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts plus the value of contracted SRECs net of estimated cash distributions to fund investors, debt associated with our forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts plus the value of contracted SRECs, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Estimated Gross Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Project Value” represents the net cash flows, discounted at 6% that Vivint Solar expects to receive from customers net of estimated distributions to fund investors and operating expenses, estimated utility and state incentives, and estimated finance proceeds from fund investors.

“NPV / Watt” represents the estimated weighted average unit margin of Vivint Solar’s PPA / Lease business and its system sales business. It is calculated by dividing Margin Created during the period by the total MWs Installed during the period.

“Margin Created” represents the estimated margin created during the period. It is the estimated expected value of the PPA / Lease agreements and the value of the system sales less the costs required to create the value. Specifically, it is the sum of the project value per Watt multiplied by MWs Installed – PPA/Lease and Revenue – solar energy system and product sales less total creation costs.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain

Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Press Contact:

Helen Langan

Senior Director of Communications
385-202-6577

pr@vivintsolar.com